UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2008

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 31, 2008, ANSYS, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ansoft Corporation, a Delaware corporation, (“Ansoft”), Evgeni, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Sidney LLC, a single member Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger LLC”). Subject to the terms of the Merger Agreement, Merger Sub will merge with and into Ansoft, and then Ansoft, as the surviving corporation, will merge with and into Merger LLC, with Merger LLC being the ultimate surviving entity and continuing as a wholly owned subsidiary of the Company (the “Merger”). The Merger is intended to qualify as a reorganization for U.S. federal income tax purposes.

Subject to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Ansoft common stock will be converted into the right to receive (i) cash, without interest, in an amount equal to $16.25 per share, and (ii) 0.431882 of a share of Company common stock. Shares of Company common stock issued in the transaction will be registered pursuant to a registration statement on Form S-4.

Depending on the number of Ansoft stock options which may be exercised prior to closing, the aggregate amount of cash to be paid by the Company in the Merger will equal approximately $416 million and the aggregate number of shares of Company common stock issuable in the Merger will equal approximately 11.1 million shares. Such number of shares of Company common stock does not include shares issuable as a result of the assumption of outstanding options to purchase Ansoft common stock. Pursuant to the Merger Agreement, the actual number of shares of Company common stock issuable pursuant to the assumption of Ansoft common stock options will vary depending upon the average closing price of Ansoft’s common stock for the thirty trading days ending one day prior to the closing of the Merger.

The Merger Agreement contains a provision under which Ansoft is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties, provide information to third parties with respect to any such alternative acquisition proposals and engage in discussions or negotiations with third parties regarding any such alternative acquisition proposals. The “no-shop” provision is subject to a customary “fiduciary-out” provision, which, under certain circumstances, would enable Ansoft to provide information to, and engage in discussions or negotiations with, third parties with respect to alternative acquisition proposals.

The Merger Agreement contains certain termination rights for both the Company and Ansoft. Upon termination under specified circumstances set forth in the Merger Agreement, Ansoft would be required to pay the Company a termination fee of $27,034,000.

Following the closing of the Merger, Dr. Zoltan J. Cendes, the Chairman and Chief Technology Officer of Ansoft, is expected to join the Company’s board of directors.

The Company has obtained financing commitments, the proceeds of which will be used to provide funds to consummate the transactions contemplated by the Merger Agreement. The consummation of the Merger is not subject to any financing condition.

The completion of the Merger is subject to various customary closing conditions, including, among other things, obtaining the approval of Ansoft’s stockholders, customary regulatory approvals and expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Voting Agreements

In connection with the Merger Agreement, the Company has entered into voting agreements (the “Voting Agreements”), dated as of March 31, 2008, with each of Nicholas Csendes and Dr. Zoltan J. Cendes (each a “Stockholder,” and collectively, the “Stockholders”) pursuant to which, among other things, each Stockholder has agreed to vote all shares of Ansoft common stock beneficially owned by such Stockholder (the “Covered Shares” ) in favor of the approval of the Merger Agreement and the transactions contemplated thereby and against any acquisition proposal made in opposition to, or in competition with, the consummation of the Merger and the transactions contemplated by the Merger Agreement.

In addition, pursuant to the terms of the Voting Agreements, each Stockholder granted the Company an irrevocable proxy to vote the Covered Shares solely with respect to the matters set forth in the Voting Agreement and only to the extent that such Stockholder is unable to vote the Covered Shares pursuant to such Stockholder’s obligations under his respective Voting Agreement. The Stockholders own beneficially and of record an aggregate of approximately 16% of Ansoft’s outstanding common stock.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, a copy of a form of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On March 31, 2008, the Company and Ansoft issued a joint press release announcing that they have entered into the Merger Agreement. A copy of this press release is being furnished as Exhibit 99.1.

On March 31, 2008, the Company disclosed an investor package in connection with its investor conference call to discuss the transaction. A copy of the investor package is being furnished as Exhibit 99.2.

On March 31, 2008, the Company sent a letter to its employees announcing the transaction. A copy of the letter is being furnished as Exhibit 99.3.

On March 31, 2008, the Company provided a document entitled “Information for Employees” regarding the transaction to its employees. A copy of the document is being furnished as Exhibit 99.4.

On March 31, 2008, the Company provided a letter to its customers announcing the transaction. A copy of the letter is being furnished as Exhibit 99.5.

Additional Information about the Merger and Where to Find It

In connection with the Merger, the Company intends to file with the SEC a registration statement on Form S-4, which will include a prospectus/proxy statement of the Company and Ansoft and other relevant materials in connection with the proposed transactions. Investors and security holders of the Company are urged to read the prospectus/proxy statement and the other relevant material when they become available because they will contain important information about the Company, Ansoft and the proposed transaction. The prospectus/proxy statement and other relevant materials (when they become available), and any and all documents filed by the Company or Ansoft with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to ANSYS, Inc., Southpointe, 275 Technology Drive, Canonsburg, Pennsylvania 15317, Attention: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Ansoft by directing a written request to Ansoft Corporation, 225 West Station Square Drive, Suite 200, Pittsburgh, PA 15219 Attention: Investor Relations. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS/PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

The Company, Ansoft and their respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of Ansoft in connection with the merger. Information about those executive officers and directors of the Company and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2007. Information about the executive officers and directors of Ansoft and their ownership of Ansoft common stock is set forth in the proxy statement for Ansoft’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on July 26, 2007. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company, Ansoft and their respective executive officers, directors and trustees in the merger by reading the proxy statement and prospectus referred to above.

Forward Looking Information

Certain statements contained in this report regarding matters that are not historical facts, including statements regarding the consummation of the Merger, the merger consideration to be paid, the transaction value, the conversion of options, the treatment of the transaction as a tax-free reorganization, the composition of the Company board of directors following the Merger, and the receipt and sufficiency of proceeds from the financing commitments, are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk that the acquisition of Ansoft may not be consummated, the risk that the business of the Company and Ansoft may not be combined successfully or such combination may take longer or cost more to accomplish than expected, the risk that the pricing of the senior credit facility will be less favorable than the Company anticipates, and the risk that operating costs, customer loss and business disruption following the acquisition of Ansoft may be greater than expected. Additional risks include the risk of a general economic downturn in one or more of the combined company’s primary geographic regions, the risk that the assumptions underlying the Company’s anticipated revenues and expenditures will change or prove inaccurate, the risk that the Company has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for the combined company’s products and services in future periods, the risk that the Company has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that the combined company’s operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the combined company’s products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. and Ansoft Corporation with the Securities and Exchange Commission, including the Annual Reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents the Company and Ansoft have filed. The Company and Ansoft undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events after the date they were made.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1 –	Agreement and Plan of Merger, dated March 31, 2008, by and among ANSYS, Inc., Evgeni, Inc. Sidney LLC and Ansoft Corporation.
Exhibit 10.1 –	Form of Voting Agreement among ANSYS, Inc. and certain stockholders of Ansoft Corporation.
Exhibit 99.1 –	Press Release, dated March 31, 2008.
Exhibit 99.2 –	Investor Package, dated March 31, 2008.
Exhibit 99.3 –	Letter to Employees, dated March 31, 2008.
Exhibit 99.4 –	Information for Employees, dated March 31, 2008.
Exhibit 99.5 –	Letter to customers, dated March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: March 31, 2008	By:	/s/ James E. Cashman III
James E. Cashman III President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated March 31, 2008, by and among ANSYS, Inc., Evgeni, Inc. Sidney LLC and Ansoft Corporation.
10.1	Form of Voting Agreement among ANSYS, Inc. and certain stockholders of Ansoft Corporation.
99.1	Press Release, dated March 31, 2008.
99.2	Investor Package, dated March 31, 2008.
99.3	Letter to Employees, dated March 31, 2008.
99.4	Information for Employees, dated March 31, 2008.
99.5	Letter to Customers, dated March 31, 2008.